                                                                  EXHIBIT 10.43





                               PROMISSORY NOTE


$___________                    Houston, Texas                November 2, 1993

      FOR VALUE RECEIVED, the undersigned, Cornerstone Natural Gas, Inc. (formerly known as Endevco, Inc.), a Delaware corporation (the "Maker"), whose principal place of business is at 8080 North Central Expressway, Twelfth Floor, Dallas, Texas 75206, promises to pay to the order of __________________________ ("Payee"), at _____________________________________
_______ (or such other address as Payee may designate to Maker in writing), in lawful money of the United States of America, and in installments as hereinafter provided, the principal amount of [pro rata portion of $2,500,000] Dollars ($_________) together with interest on the part of said principal amount from time to time remaining unpaid hereunder from the date hereof until maturity at the rate per annum equal to the Base Rate (as hereinafter defined).

      1. PAST DUE AMOUNTS. All past due principal and interest on this Promissory Note shall bear interest from maturity thereof until paid at a per annum rate equal to the lesser of (a) the maximum lawful non-usurious rate of interest (if any) which under Applicable Law (as hereinafter defined) Payee is permitted to charge Maker on this Promissory Note from time to time and (b) a per annum rate of 3% plus the Base Rate from time to time in effect. Accrued interest on past due principal and interest shall be payable on demand.

      2. PAYMENTS OF PRINCIPAL AND INTEREST. The outstanding principal of this Promissory Note shall be payable in installments as follows: (a) [pro rata portion of $500,000] shall be due and payable on or before the last Business Day of the 13th month after the date of this Promissory Note; (b) [pro rata portion of $500,000] shall be due and payable on or before the last Business Day of the 25th month after the date of this Promissory Note; (c) [pro rata portion of $750,000] shall be due and payable on or before the last Business Day of the 37th month after the date of this Promissory Note; and (d) [pro rata portion of $750,000] shall be due and payable on the last Business Day of the 49th month after the date of this Promissory Note (the "Maturity Date"). Accrued, unpaid interest on this Promissory Note shall be payable quarterly, commencing on December 31, 1993, and on each March 31, June 30, September 30 and December 31 thereafter, and at the maturity hereof (however such maturity may occur). The entire principal balance hereof then unpaid and all accrued, unpaid interest hereon shall be due and payable on the Maturity Date. All payments on this Promissory Note shall be applied first to accrued, unpaid interest and the balance, if any, applied to the principal of this Promissory Note.

      3. PREPAYMENTS. Maker shall have the right and privilege of prepaying all or any part of this Promissory Note at any time without notice or penalty.

      4. CORNERSTONE NOTES. This Promissory Note is one of a series of Promissory Notes totalling $2,500,000.00 in aggregate principal amount (collectively, the "Cornerstone Notes"), issued pursuant to Section 3.9 of that certain Debtors' First Amended Joint Plan of Reorganization dated August 30, 1993, as the same may be amended from time to time (the "Plan"), filed by Maker, ANGIC, Inc. f/k/a Cornerstone Natural Gas Company, Mississippi Fuel Company and Endevco Taft Company with the United States Bankruptcy Court, Eastern District of Texas, Sherman Division.

      5. DEFINITIONS. The following definitions shall apply to terms used in this Promissory Note:

            "APPLICABLE LAW" means that law in effect from time to time and applicable to this Promissory Note which lawfully permits the charging and collection of the highest permissible lawful, non-usurious rate of interest on this Promissory Note, including laws of the State of Texas, and to the extent controlling, laws of the United States of America. It is intended that Article 1.04, Title 79, Revised Civil Statutes of Texas, 1925, as amended (Article 5069-1.04, as amended, Vernon's Texas Civil Statutes) shall be included in laws of the State of Texas in determining Applicable Law; and for the purpose of applying said Article
      1.04 to this Promissory Note, the interest ceiling applicable to this Promissory Note under said Article 1.04 shall be the indicated rate ceiling from time to time in effect.

            "BASE RATE" means (a) for the period from the date of this Promissory Note to the last Business Day of the 25th month after the date of this Promissory Note, a rate per annum equal to ten percent (10%) compounded quarterly, and (b) thereafter, a rate per annum equal to fifteen percent (15%) compounded quarterly.

            "BUSINESS DAY" means a day of the year that is not a Saturday, Sunday or a day banks are authorized or required by law to close in Houston, Texas or New York, New York.

            "SUBSIDIARY" means any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation is directly or indirectly owned by Maker.

      6. SECURITY. This Promissory Note is secured by all security agreements, collateral assignments, guarantees, deeds of trust, mortgages and lien instruments, if any, executed by Maker in favor of the holder hereof or any of the other Cornerstone Notes, or executed by any other party with respect to this Promissory Note or any of the other Cornerstone Notes as security for this Promissory Note or any of the other Cornerstone Notes, including those executed simultaneously herewith, those heretofore executed and those hereafter executed, including without limitation, the Stock Pledge Agreement executed by Maker dated of even date herewith, the Subsidiary Guarantee executed by Endevco Pipeline Company (the "Guarantor Subsidiary") dated of even date herewith, the Assignment, Pledge and Security Agreement executed by the Guarantor Subsidiary dated of even date herewith, the Subsidiary Guarantee executed by Pentex Petroleum, Inc. ("Pentex") executed of even date herewith, the Stock Pledge Agreement executed by Pentex of even date herewith and the mortgage and security documents relating to the Excelsior Gathering System (as defined in the Plan) (all such agreements, documents and instruments referred to herein as the "Security Documents").

      7. EVENTS OF DEFAULT. If any of the following events (an "Event of Default") shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

            (i) Maker defaults in the payment or prepayment of any principal of this Promissory Note or any of the other Cornerstone Notes when the same shall become due, either by the terms hereof or thereof or as otherwise provided in this Promissory Note or any of the other Cornerstone Notes; or

            (ii) Maker defaults in the payment of any interest on this Promissory Note or any of the other Cornerstone Notes for more than five days after the date due; or

            (iii) Maker or any of its Subsidiaries defaults as a result of the occurrence of an acceleration of any indebtedness for borrowed money in excess of $100,000 or if there shall exist a default by Maker or any of its Subsidiaries and such default, after notice or lapse of time, would be grounds for acceleration of the indebtedness by the lender with respect to any indebtedness for borrowed money in excess of $100,000, which default shall not have been waived or remedied by the lender within 90 days thereafter; PROVIDED HOWEVER, in the case of any default that is determined in the discretion of the lender, the event shall not be considered a default until notice of such default is provided by the lender; or

            (iv) Maker or any of its Subsidiaries defaults in the performance or observance of any agreement, obligation, term or condition contained in this Promissory Note, any of the other Cornerstone Notes or any of the Security Documents and such default shall not have been remedied within 30 days after the earlier of (a) written notice thereof shall have been given by or on behalf of the holder hereof or any holder of the other Cornerstone Notes to Maker or (b) the date that the chief executive officer or chief financial officer of Maker had actual knowledge of such condition; or

            (v)   a default exists under any of the Security Documents; or

                                  PAGE 3 0F 10

            (vi) Maker, the Mountain Creek Joint Venture, a Texas general partnership ("Mountain Creek"), or any Subsidiary of Maker shall (a) be generally not paying its debts as they become due, (b) file, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, (c) make an assignment for the benefit of its creditors, (d) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of its property, (e) be adjudicated insolvent or be liquidated or (f) take corporate action for the purpose of any of the foregoing; or

            (vii) a court or governmental authority of competent jurisdiction shall enter an order appointing, without consent by Maker, Mountain Creek or any Subsidiary of Maker, a custodian, receiver, trustee or other officer with similar powers with respect to any of them or with respect to any substantial part of any of their property, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of Maker, Mountain Creek or any Subsidiary of Maker, or if any petition for any such relief shall be filed against Maker, Mountain Creek or any Subsidiary of Maker and such petition shall not be dismissed within 60 days; or

            (viii)a final judgment shall be rendered against Maker, Mountain Creek or any Subsidiary of Maker for the payment of money in excess of the sum of $50,000, plus the applicable amount, if any, of insurance as to which the insurer of Maker, Mountain Creek or any Subsidiary of Maker has admitted coverage, and such judgment shall not be discharged or execution thereon stayed pending appeal, within 60 days after entry thereof, or, in the event of such a stay, such judgment shall not be discharged within 60 days after such stay expires;

            (ix) except as disclosed to the Payee in writing prior to the execution of this Promissory Note, there has been any material loss or damage to the assets or business of Mountain Creek from June 30, 1993, to the date hereof; or

            (x) any material representation or warranty made by or on behalf of Maker or the Guarantor Subsidiary in this Promissory Note, any of the other Cornerstone Notes or any of the Security Documents or in any certificate or other writing furnished in connection with or pursuant to such documents shall be false or misleading or breached in any material respect on the date as of which made;

then (X) upon the occurrence of any Event of Default described in clause (vi) or (vii) of this paragraph 7 with respect to Maker, the unpaid principal amount of and the accrued interest on this Promissory Note shall automatically become immediately due and payable, without demand, presentment for payment, notice of non-payment, protest, notice of protest, notice of intent to accelerate or other notice or other requirements of any kind, all of which are hereby expressly waived by Maker, or (Y) upon the occurrence of any other Event of Default, the holder or holders of at least 25% of the unpaid principal amount of the Cornerstone Notes at the time outstanding may, by written notice to Maker, declare all of the Cornerstone Notes to be, and the same shall, without demand, presentment for payment, notice of non-payment, protest, notice of protest, notice of intent to accelerate or other notice or other requirements of any kind, all of which are hereby expressly waived by Maker, forthwith become due and payable, together with accrued interest thereon which shall be deemed matured; PROVIDED that, during the existence of an Event of Default described in clause (i) or (ii) of this paragraph 7, the holder of this Promissory Note may, by written notice to Maker, declare this Promissory Note to be, and the same shall, without demand, presentment for payment, notice of non-payment, protest, notice of protest, notice of acceleration or other notice or other requirements of any kind, all of which are hereby expressly waived by Maker, forthwith become due and payable, together with accrued interest hereon which shall be deemed matured. If any holder of any of the other Cornerstone Notes shall exercise the similar option specified in the proviso to the preceding sentence and contained in such other Cornerstone Note, the holder of this Promissory Note may, by written notice to Maker, declare the principal of this Promissory Note to be, and the same shall, without demand, presentment for payment, notice of non-payment, protest, notice of protest, notice of acceleration or other notice or other requirements of any kind, all of which are hereby expressly waived by Maker, forthwith become due and payable, together with accrued interest hereon which shall be deemed matured. Nevertheless, if at any time after acceleration of the maturity of this Promissory Note or any of the other Cornerstone Notes, Maker shall pay all arrears of interest and all payments on account of the principal which shalL have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rate specified in such Cornerstone Notes) and all Events of Default (other than non-payment of principal of and accrued interest on such Cornerstone Notes due and payable solely by virtue of acceleration) shall be remedied or waived, then the holder or holders of at least two-thirds of the unpaid principal amount of the Cornerstone Notes at the time outstanding, by written notice to Maker, may (but in no event shall be obligated to) rescind and annul the acceleration and its consequences; but such action shall not affect any subsequent Event of Default or impair any right consequent thereon.

      8. REMEDIES. If any Event of Default shall have occurred and be continuing, the holder of this Promissory Note may proceed to protect and enforce its rights under this Promissory Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any agreement contained in this Promissory Note or in aid of the exercise of any power granted in this Promissory Note. No remedy is intended to be exclusive and each remedy shall be cumulative.

      9. PAYMENT OF FEES AND EXPENSES. Maker hereby agrees to pay all expenses relating to this Promissory Note, the other Cornerstone Notes and the Security Documents (except for legal fees incurred in the preparation and review of this Promissory Note and the Security Documents executed concurrently with this Promissory Note), including but not limited to:

            (i) the cost of reproducing this Promissory Note, the other Cornerstone Notes and the Security Documents;

            (ii)  all filing of the Security Documents;

            (iii) the fees and expenses of Payee, including reasonable fees and disbursements of counsel, relating to any waiver or amendment of any provision or term of this Promissory Note, the other Cornerstone Notes or the Security Documents or to any consent required by this Promissory Note, the other Cornerstone Notes or the Security Documents;

            (iv) such amounts, to the extent lawful, as shall be sufficient to pay the costs and expenses of collection or of otherwise enforcing any of the rights of the holder hereof, including reasonable counsel fees and expenses; and

            (v) the cost of delivering to Payee's home office, insured to Payee's satisfaction, this Promissory Note duly executed by Maker.

      10. WAIVERS. Maker and all sureties, endorsers and guarantors of this Promissory Note waive demand, presentment for payment, notice of non-payment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notice (except such notice as provided in this Promissory Note), filing of suit and diligence in collecting this Promissory Note or enforcing any of the security herefor, and agree to any substitution, exchange or release of any of such security or the release of any party primarily or secondarily liable hereon and further agree that it will not be necessary for any holder hereof, to enforce payment by Maker of this Promissory Note, to first institute suit or exhaust its remedies against any others liable herefor, or to enforce its rights against any security herefor, and consent to any extensions or postponements of time of payment of this Promissory Note or any other indulgences with respect hereto, without notice thereof to Maker.

      11. REPRESENTATIONS AND WARRANTIES. Maker hereby represents and warrants that:

            (i) Maker is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as currently proposed to be conducted and to enter into this Promissory Note.

            (ii) Each of this Promissory Note, the other Cornerstone Notes and the Security Documents to which Maker is a party has been duly authorized by all necessary corporate action on the part of Maker, has been duly executed and delivered by Maker, and constitutes the legal, valid and binding obligation of Maker, enforceable against Maker in accordance with its terms, except as such enforceability may be limited by general principles of equity and by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally.

            (iii) Each of the Subsidiary Guaranty and the Security Documents to which the Guarantor Subsidiary is a party has been duly authorized by all necessary corporate action on the part of the Guarantor Subsidiary, has been duly executed and delivered by the Guarantor Subsidiary, and constitutes the legal, valid and binding obligation of the Guarantor Subsidiary, enforceable against the Guarantor Subsidiary in accordance with its terms, except as such enforceability may be limited by general principles of equity and by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally.

            (iv) Other than consents already obtained as of the date of this Promissory Note, no consent, approval or authorization of or registration, qualification, designation, declaration or filing with any governmental authority (Federal, state or otherwise) or any other person on the part of Maker, any of its Subsidiaries or Mountain Creek is required in connection with the execution and delivery of this Promissory Note, the other Cornerstone Notes, the Security Documents or the consummation of any transaction contemplated hereby.

            (v) Other than the security interests being granted pursuant to the Security Documents and pursuant to the junior liens granted to the Bank of Oklahoma, National Association, and referred to therein, Maker owns all of the issued and outstanding shares of capital stock of each Subsidiary (except Cengaz Company, which is greater than 50 percent owned by Maker), and such shares are owned, beneficially and of record, by Maker free of any mortgage, pledge, lien, security interest, charge, encumbrance or title retention agreement and are validly issued and outstanding and fully paid and nonassessable.

            (vi) Maker, Mountain Creek and the Subsidiaries of Maker have good and indefeasible title to all their respective real properties and good and indefeasible title to all of their other respective material properties and assets, and none of such properties or assets is subject to any mortgage, pledge, lien, security interest, lease, charge or encumbrance (including conditional sale agreements and leases in the nature thereof and other title retention agreements) other than (a) liens for current taxes not yet due and payable, (b) mechanics', materialmens', workmens', repairmens', operators', warehousemens', carriers' and similar liens incident to current construction or operations or arising in the ordinary course of business for charges which are not delinquent, (c) those liens set forth in the disclosure letter delivered by Maker to the Payees of the Cornerstone Notes on the date hereof and (d) such encumbrances and imperfections of title, if any, as are not substantial in character, amount or extent and do not materially interfere with the present or proposed use of any of such properties. Maker and the Subsidiaries enjoy peaceful and undisturbed possession under all material leases under which they are currently operating as lessee, and all such leases are valid and subsisting and are in full force and effect with no material default existing under any thereof.

            (vii) Maker, Mountain Creek and the Subsidiaries of Maker are each in compliance with the representations and warranties made in Sections
      7.7 and 7.16 of that certain Revolving Credit and Term Loan Agreement date of even date hereof among the Borrowers (as defined therein) and Bank of Oklahoma, National Association as if such representations and warranties were made by it herein.

            (viii)Since January 1, 1993, there have been no amendments, modifications or changes to the terms of any material agreements of or relating to Mountain Creek or the Excelsior Gathering System and copies of all material agreements relating to Mountain Creek and the Excelsior Gathering System have been previously provided to Payee.

      12. COVENANTS. Maker covenants and agrees that from the date of this Promissory Note and so long as any amount is outstanding under this Promissory Note, Maker will duly perform and observe each and all of the covenants and agreements set forth below:

            (i) Maker shall not, directly or indirectly, declare any dividend on any class of its stock or make any other distribution on account of any class of its stock, without the prior approval of the holders of at least two-thirds in principal amount of the Cornerstone Notes; PROVIDED that Maker shall be permitted, without obtaining such approval, to issue (i) shares of its capital stock pursuant to the exercise of the option granted to the Purchasers named in the First Amended Stock Purchase Agreement between Maker and Ray

Davis, Trustee, dated May 28, 1993, as amended, modified or supplemented and
(ii) stock options to management of Maker or stock if such options are exercised.

            (ii) Maker shall not redeem, purchase or otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire, directly or indirectly, any shares of Maker's capital stock or any of the Subsidiaries, without the prior approval of the holders of at least two-thirds in principal amount of the Cornerstone Notes.

            (iii) Maker shall promptly and duly execute and deliver to the holder hereof such further documents and take, and cause its Subsidiaries to take, such further action that may be required under applicable law, or as the holder hereof may, from time to time reasonably request, in order to more effectively carry out and accomplish the intent and purpose of this Promissory Note, the other Cornerstone Notes and the Security Documents, and to establish and protect the rights and remedies created or intended to be created in favor of the holder hereof hereunder or thereunder.

            (iv) Maker shall use its best efforts to cause the Guarantor Subsidiary to keep and maintain its interest in Mountain Creek and the material assets of Mountain Creek and the Excelsior Gathering System and shall not permit the Guarantor Subsidiary to sell, assign, transfer, exchange or otherwise dispose of its interest in any of such assets.

      13. USURY. It is the intent of Payee and Maker in the execution and performance of this Promissory Note to remain in strict compliance with Applicable Law from time to time in effect. In furtherance thereof, Payee and Maker stipulate and agree that none of the terms and provisions contained in this Promissory Note or any document securing or otherwise relating to this Promissory Note shall ever be construed to create a contract to pay for the use, forbearance or detention of money with interest at a rate or in an amount in excess of the maximum rate or amount of interest permitted to be charged under Applicable Law. For purposes of this Promissory Note, "interest" shall include the aggregate of all charges which constitute interest under Applicable Law that are contracted for, taken, charged, reserved, received or paid under this Promissory Note. Maker shall never be required to pay unearned interest and shall never be required to pay interest at a rate or in an amount in excess of the maximum rate or amount of interest that may be lawfully charged under Applicable Law, and the provisions of this paragraph 13 shall control over all other provisions of this Promissory Note, and of any other instrument pertaining to or securing this Promissory Note, which may be in actual or apparent conflict herewith. If this Promissory Note is prepaid, or if the maturity of this Promissory Note is accelerated for any reason, or if under any other contingency the effective rate or amount of interest which would otherwise be payable under this Promissory Note would exceed the maximum rate or amount of interest Payee or any other holder of this Promissory Note is allowed by

Applicable Law to charge, contract for, take, reserve or receive, or in the event Payee or any other holder of this Promissory Note shall charge, contract for, take, reserve or receive monies that are deemed to constitute interest which would, in the absence of this provision, increase the effective rate or amount of interest payable under this Promissory Note to a rate or amount in excess of that permitted to be charged, contracted for, taken, reserved or received under Applicable Law then in effect, then the principal amount of this Promissory Note or the amount of interest which would otherwise be payable under this Promissory Note or both shall be reduced to the amount allowed under Applicable Law as now or hereinafter construed by courts having jurisdiction, and all such monies so charged, contracted for, taken, reserved or received that are deemed to constitute interest in excess of the maximum rate or amount of interest permitted by Applicable Law shall immediately be returned to or credited to the account of Maker upon such determination. Payee and Maker further stipulate and agree that, without limitation of the foregoing, all calculations of the rate or amount of interest contracted for, charged, taken, reserved or received under this Promissory Note which are made for the purpose of determining whether such rate or amount exceeds the maximum rate, shall be made, to the extent not prohibited by Applicable Law, by amortizing, prorating, allocating and spreading during the period of the full stated term of this Promissory Note, all interest at any time contracted for, charged, taken, reserved or received from Maker or otherwise by Payee or any other holder of this Promissory Note.

      14. GOVERNING LAW. This Promissory Note shall be construed in accordance with and governed by the internal laws of the State of Texas and, to the extent applicable, the federal laws of the United States of America.

      15. HEADINGS. The paragraph headings contained herein are inserted for convenience only and shall not be construed or interpreted as a part of this Promissory Note.
                                    CORNERSTONE NATURAL GAS, INC. (FORMERLY
KNOWN AS ENDEVCO, INC.)



                                    By: __________________________________
                                    Name: ________________________________
                                    Title: _______________________________

                                                     SCHEDULE OF PREFERRED NOTES


     Preferred Shareholder                    # of           Note      Principal      Principal
                                            Shares         Amount        Pmt 1&2        Pmt 3&4
The Travelers Indemnity Company             81,500      1,018,750        203,750        305,625

The Travelers Corporation                    5,000         62,500         12,500         18,750

The Travelers Indemnity Company of Rhode
Island                                      10,000        125,000         25,000         37,500

The Prospect Company                         3,500         43,750          8,750         13,125

Phoenix Home Life Mutual Insurance
Company                                     70,000        875,000        175,000        262,500

Sun Bank, N.A., Trustee for Riverside
Memorial Park Merchandise                      600          7,500          1,500          2,250

Sun Bank, N.A., Trustee for Palm Beach
Memorial Park Merchandise                      400          5,000          1,000          1,500

Sun Bank, N.A., Trustee for Hillcrest
Palm Beach Memorial Park Merchandise           200          2,500            500            750

Sun Bank, N.A., Trustee for Hillcrest
Memorial Gardens, Inc., Vero Beach
Merchandise                                    200          2,500            500            750

Sun Bank, N.A., Trustee for Town & Country
Funeral Home (Palm Beach)                      500          6,250          1,250          1,875

Sun Bank, N.A., Trustee for Town & Country
Funeral Home, Inc. (Jacksonville)              200          2,500            500            750

Sun Bank, N.A., Trustee for TNCS 1988        2,000         25,000          5,000          7,500

Sun Bank, N.A., Trustee for TNCS 1987        3,400         42,500          8,500         12,750

Sun Bank, N.A., Trustee for Guardian
Plans, Inc. 1988                               100          1,250            250            375

Sun Bank, N.A., Trustee for Guardian
Plans, Inc. 1984                               800         10,000          2,000          3,000

Sun Bank, N.A., Trustee for Guardian
Plans, Inc. 1979                             1,300         16,250          3,250          4,875

Sun Bank, N.A., Trustee for Feaster
Memorial Homes, Inc.                           300          3,750            750          1,125

Odyssey Partners L.P.                       20,000        250,000         50,000         75,000